Exhibit 10.9

Dated January 9, 2023

MIGHTY STAGE LIMITED

(as the Subscriber)

AND

OUI GLOBAL

(as the Issuer)

SUBSCRIPTION AGREEMENT

in respect of the issue of

convertible note in the principal amount of

USD500,000 due 2024 by

OUI GLOBAL

SUBSCRIPTION AGREEMENT

THIS AGREEMENT is made the 9th day of January 2023

BETWEEN:

(1)	MIGHTY STAGE LIMITED, a company incorporated in the BVI whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (the “Subscriber”); and

(2)	OUI GLOBAL, a company incorporated in the Cayman Islands with limited liability whose registered office is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands (the “Issuer”).

WHEREAS:

(A)	The Issuer has at the date of this Agreement an authorised share capital of USD50,000 divided into 500,000,000 Shares (as hereinafter defined) of USD0.0001 each.

(B)	The Issuer has agreed with the Subscriber to issue and the Subscriber has agreed to subscribe for a convertible note in the principal amount of USD500,000 convertible into Shares upon and subject to the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	Definitions and Interpretation

1.1	The Schedules form an integral part of this Agreement and shall be construed and have the same full force and effect as if expressly set out in the main body of this Agreement.

“Agreement”	this Subscription Agreement, as amended from time to time;

“Business Day”	a day (excluding Saturday) on which banks in Hong Kong are generally open for business throughout their normal business hours;

“Certificate”	a certificate to be issued in respect of the Note in accordance with the Instrument;

“Completion”	completion of the transactions contemplated herein pursuant to Clause 4 and Schedule 1;

“Completion Date”	within 3 Business Days from the date hereof;

“Conditions Precedent”	the Conditions Precedent set out in Clause 3.1;

“Conversion Rights”	the rights attached to the Note to convert the same or a part thereof into Conversion Shares;

“Conversion Shares”	the Shares to be issued by the Issuer upon the exercise by the Noteholder of the Conversion Rights;

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;

“Instrument”	the instrument to be executed by the Issuer by way of deed poll creating the Note in the principal amount of USD500,000 in the same or substantially the same form as set out in Schedule 3 hereto;

“Note”	the convertible note in the principal amount of USD500,000 to be created by the Instrument and issued by the Issuer;

“Noteholder”	the person who is for the time being the registered holder of the Note as appearing on the register of Noteholders;

“Shares”	the ordinary shares of USD0.0001 each in the share capital of the Issuer existing on the date of this Agreement and all other (if any) stock or shares from time to time and for the time being ranking pari passu therewith and all other (if any) shares or stock resulting from any sub-division, consolidation or re-classification thereof;

“Warranties”	the representations, warranties and undertakings under Clause 5.1 and Schedule 2;

“USD”	United States dollars, the lawful currency of the United States of America.

1.2	Interpretation: In this Agreement, including its recitals and schedules, unless otherwise defined or unless the context or subject matter otherwise requires:

(A)	any reference to parties to this Agreement shall include their respective permitted assignees and successors; any reference to parties to this Agreement shall include their respective permitted assignees and successors;

(B)	any reference to Recitals, Clauses or the Schedule(s) is a reference to the recitals and clauses of, and the schedule(s) to, this Agreement;

(C)	any reference to parties to this Agreement shall include their respective permitted assignees and successors;

(D)	the Recitals and Schedules form part of this Agreement and shall be construed and shall have the same full force and effect as if expressly set out in the body of this Agreement;

(E)	any reference to a statutory provision shall include a reference to that provision as amended or re-enacted from time to time;

(F)	headings are inserted for convenience only and shall be ignored in construing this Agreement;

(G)	the singular includes the plural and vice versa, words importing gender or the neuter include both genders and the neuter;

(H)	any reference to dates or times is a reference to a date or time in Hong Kong;

(I)	any reference to persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations, all forms of governmental body or authority, or any association or partnership (whether or not having a separate legal personality) of two or more of the foregoing;

(J)	any reference to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as it may have been, or may be, amended, varied, novated or supplemented;

(K)	the rule known as the eiusdem generis rule shall not apply. Accordingly general words introduced or followed by the word “other” or “including” or “in particular” shall not be given a restrictive meaning because they are followed by particular examples intended to fall within the meaning of the general words; and

(L)	all warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into jointly and severally.

1.3	Third party rights: A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) to enforce or to enjoy the benefit of any term of this Agreement. The consent of any person who is not a party to this Agreement is not required to rescind or vary this Agreement at any time.

2.	Issue and subscription of the NOTE

2.1	Subject to fulfilment of the Conditions Precedent and on Completion, the Subscriber shall subscribe for the Note at 100% of its face value subject to the terms and conditions of this Agreement.

2.2	Subject to fulfilment of the Conditions Precedent and on Completion, the Issuer shall issue the Note at 100% of is face value to the Subscriber subject to the terms and conditions of this Agreement.

3.	Conditions Precedent

3.1	Completion is conditional upon :

(A)	the Warranties remain true and accurate in all respects.

3.2	The Issuer undertakes to the Subscriber to use its reasonable endeavours to ensure that the Conditions Precedent are fulfilled as early as practicable and prior to Completion.

4.	Completion

Subject to fulfilment of the Conditions Precedent, Completion shall take place at 3:00 p.m. at the principal place of business of the Issuer (or at such other time and place to be agreed in writing between the Issuer and the Subscriber) on the Completion Date and each party shall perform its respective obligations set out in Schedule 1.

5.	Warranties

5.1	The Issuer hereby represents, warrants and undertakes to the Subscriber in the terms set out in this Clause 5 and Schedule 2 as at the date hereof and the Issuer hereby agrees and acknowledges that the Subscriber is entering into this Agreement in reliance on the Warranties.

5.2	The Issuer shall notify the Subscriber upon it becoming aware prior to Completion of any event which could reasonably be expected to cause any of the Warranties to be incorrect, misleading or breached in any material respect or which may have any material adverse effect on the assets or liabilities of the Issuer.

5.3	If any party fails to perform any of its obligations in any material respect (including its obligation at Completion) under this Agreement or breaches any of the terms or Warranties set out in this Agreement in any material respect prior to Completion then without prejudice to all and any other rights and remedies available at any time to a non-defaulting party (including but not limited to the right to damages for any loss suffered by that party) any non-defaulting party may, by notice either require the defaulting party to perform such obligations or, insofar as the same is practicable, remedy such breach, or to the extent it relates to the failure of the defaulting party to perform any of its obligations on or prior to Completion in any material respect treat the defaulting party as having repudiated this Agreement and rescind the same. The rights conferred upon the respective parties by the provisions of this Clause 5.3 are additional to and do not prejudice any other rights the respective parties may have. Failure to exercise any of the rights herein conferred shall not constitute a waiver of any such rights.

6.	Announcement

Save as required by law or by any relevant regulatory authority, none of the parties hereto shall make any announcement in relation to this Agreement without the consent of the other party (such consent not to be unreasonably withheld or delayed).

7.	NOTICES

7.1	Any notice to be given under this Agreement shall be in English or Chinese and made in writing and may be delivered personally or sent by prepaid letter to the address as may be notified by such addressee to the other party from time to time for the purposes of this Clause.

7.2	The initial address of each of the parties for the purposes of this Clause are as follows:
to the Subscriber:
Address: Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands

For the attention of: Mr. Cheng Tsan Sang
to the Issuer:
Address: Floor 13, No. 138 Lujiazui Silver City Road, Pudong New Area, Shanghai, China

For the attention of: Tokuei Group, Mr. Hu (德远集团胡先生)

7.3	A notice shall be deemed to have been served:

(A)	if personally delivered, at the time of delivery;

(B)	if posted, if to an addressee within the same country, two (2) working days (or if to an addressee in a different country, five (5) working days, when it shall be sent airmail) after the envelope containing the notice was delivered into the custody of the postal authorities;

PROVIDED THAT where, in the case of delivery by hand, such delivery occurs after 4 p.m. (local time) on a working day or on a day which is not a working day in the place of receipt, service shall be deemed to occur at 9 a.m. (local time) on the next following working day in such place; and for this purpose, in this Clause “working day” means a day on which banks are open for business in the ordinary course, other than Saturdays and Sundays.

7.4	In proving service, it shall be sufficient to prove that personal delivery was made or that the envelope containing the notice was properly addressed and delivered into the custody of postal authorities authorised to accept the same.

8.	Costs and expenses

Each party hereto shall bear its own legal, accountancy and other costs and expenses incurred in connection with the preparation, negotiation and settlement of this Agreement and all capital fees and stamp duty (if any) relating to the issue and delivery of the Note and the Conversion Shares upon exercise of the Conversion Rights.

9.	general provisions

9.1	Further Assurance: Each party agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as may be necessary or reasonably desirable to implement and/or give effect to this Agreement and the transactions contemplated by it.

9.2	Supremacy of Agreement: If any of the provisions of this Agreement are inconsistent with, or conflict with, any of the provisions of any other agreement entered into between the parties herein, then the provisions of this Agreement shall prevail.

9.3	Entire Agreement: This Agreement (together with any document described in or expressed to be entered into in connection with this Agreement) constitutes the entire agreement between the parties in relation to the transaction(s) referred to it or in them and supersedes any previous agreement between the parties in relation to such transaction(s). It is agreed that:

(A)	no party has entered into this Agreement in reliance upon any representation, warranty or undertaking of any other party which is not expressly set out or referred to in this Agreement; and

(B)	except for any breach of an express representation or warranty under this Agreement, no party shall have any claim or remedy under this Agreement in respect of misrepresentation or untrue statement made by any other party, whether negligent or otherwise, and whether made prior to or after this Agreement, PROVIDED THAT this clause shall not exclude liability for fraudulent misrepresentation.

9.4	Remedies Cumulative: Any right, power or remedy expressly conferred upon any party under this Agreement shall be in addition to, not exclusive of, and without prejudice to all rights, powers and remedies which would, in the absence of express provision, be available to it; and may be exercised as often as such party considers appropriate.

9.5	Waivers: No failure, relaxation, forbearance, indulgence or delay of any party in exercising any right or remedy provided by law or under this Agreement shall affect the ability of that party subsequently to exercise such right or remedy or to pursue any other rights or remedies, nor shall such failure or delay constitute a waiver or variation of that or any other right or remedy. No single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

9.6	Partial Invalidity: The parties intend that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought. If any particular provision or part of this Agreement shall be held to be invalid or unenforceable, then such provision shall (so far as invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The parties shall use all reasonable endeavours to replace the invalid or unenforceable provisions by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

9.7	Variation: No variation of any of the terms of this Agreement (or of any document described in or expressed to be entered into in connection with this Agreement) shall be effective unless such variation is made in writing and signed by or on behalf of each of the parties. The expression “Variation” shall include any variation, supplement, deletion or replacement however effected.

9.8	Assignment: This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns. No party shall take any steps to assign, transfer, charge or otherwise deal with all or any of its rights and/or obligations under or pursuant to this Agreement without the prior written consent of the other parties. In the absence of the prior written consent of the parties, this Agreement shall not be capable of assignment.

9.9	Counterparts: This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same agreement. Any party may enter into this Agreement by executing any such counterpart.

9.10	Legal Relationship: The parties are independent principals and no party is nor shall it hold itself out as the agent or partner of another, and no party shall have any authority to bind or incur any liability on behalf of any other party.

9.11	Punctual Performance: Time shall be of the essence of this Agreement.

9.12	Provisions to Survive Completion: All provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding Completion except in respect of those matters already performed.

10.	governing law and jurisdiction

10.1	Governing Law: This Agreement (together with all documents referred to in it) shall be governed by and construed and take effect in accordance with the laws of Hong Kong (which each of the parties considers to be suitable to govern the international commercial transactions contemplated by this Agreement).

10.2	Jurisdiction: With respect to any question, dispute, suit, action or proceedings arising out of or in connection with this Agreement (“Proceedings”), each party irrevocably:

(A)	submits to the non-exclusive jurisdiction of the courts of Hong Kong; and

(B)	waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

10.3	Other Jurisdictions: Nothing in this Agreement precludes any party from bring Proceedings in any other jurisdiction nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

10.4	Waiver of Immunity: To the extent that, in the courts of any jurisdiction, any party may claim for itself or its revenues or assets (irrespective of their use or intended use) immunity on the grounds of sovereignty or other similar grounds from suit; jurisdiction of any court; relief by way of injunction, order for specific performance or for recovery of property; attachment (whether in aid of execution, before judgment or otherwise); execution or enforcement of any judgment or other legal process to which it or its revenues or assets might otherwise be entitled in any Proceedings (whether or not claimed), and to the extent that in any such jurisdiction there may be attributed to itself or its revenues or assets such immunity, that party irrevocably agrees not to claim such immunity and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

10.5	Process agent: The Issuer irrevocably designates David Fong & Co. of Unit A, 12/F, China Overseas Building, 139 Hennessy Road, Wanchai, Hong Kong, as its agent in Hong Kong to accept and acknowledges on its behalf service of any and all process in any such suit, action or proceeding brought in Hong Kong, and the Issuer agrees and consents that any such service of process as specified above shall be taken and be deemed to be valid personal service upon the Issuer and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such services in Hong Kong and the Issuer waives all claims of error by reason of any such service.

IN WITNESS whereof, the parties hereto have duly executed this Agreement as a deed the day and year first above written.

SCHEDULE 1

Completion Requirements

On Completion Date:

1.	Obligations of the Issuer

(a) The Issuer shall deliver to the Subscriber (i) a certified true copy of the Instrument duly executed by the Issuer and (ii) the Certificate of the Note in the principal amount of USD500,000 in the duly issued in favour of the Subscriber.

(b) The Issue shall enter the details of the Subscriber in the register of Noteholders in accordance with the Instrument.

2.	Obligations of the Subscriber

(a) The Subscriber shall deliver or procure delivery to the Issuer payment by way of cashier order or such other method as notified by the Issuer for 100% of the face value of the Note in the principal amount of USD500,000 to the following bank account (the “Bank Account”)

Name of the bank account holder: OUI GLOBAL
Bank account no.: FTN29004099910032379
Name of the bank: CHINA ZHESHANG BANK
Address: No.567 Weihai Road, Shanghai, China
SWIFT BIC: ZJCBCN2N

(b) The Subscriber shall deliver to the Issuer a certified copy of its board resolution approving and authorising the execution of this Agreement (if applicable).

Schedule 2

Warranties

1.	Save as mentioned in this Agreement, the Issuer has the authority to enter into and perform this Agreement and that in entering into this Agreement, the Issuer does not do so in breach of any existing obligation or applicable legislation.

2.	The Issuer has full power and authority to issue execute the Instrument and issue the Note and perform its obligations thereunder subject to the fulfilment of the Conditions Precedent.

3.	Upon the execution of the Instrument and issue of the Note by the Issuer and delivery of the Certificate, the Instrument and Note will constitute the legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with its terms.

4.	The Conversion Shares have been duly authorised and will be validly issued, credited as fully-paid and unencumbered and free and clear of any security interests, claims (including pre-emptive rights), liens or encumbrances and will be freely transferable and shall rank pari passu in all respects with all other Shares then in issue.

5.	There are no actions, suits or proceedings against or affecting the Issuer or any of its subsidiaries or any of its or their respective properties or assets which, if determined adversely, would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, results of operations or general affairs of the Issuer or its subsidiaries, or on its ability to perform its obligations under this Agreement, or which are otherwise material in the context of the issue and delivery of the Notes or of the issue of the Conversion Shares; and, so far as it is aware (after making due enquiry), no such actions, suits or proceedings are threatened, contemplated or pending.

6.	Save as disclosed by the Issuer in writing to the Subscriber, there are no options, warrants, bonds, rights to acquire, subscribe for or convert into or any other form of security or mortgage or encumbrance on, over or affecting any part of the unissued share capital of the Issuer and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing.

7.	Each of the Issuer and its subsidiaries has conducted and is conducting its business in all respects in accordance with all applicable laws, regulations and codes of practice whether of the Cayman Islands or elsewhere and its articles of association from time to time in force and there is no violation of, or default with respect to any ordinance, statute, regulation, order, decree or judgment of any court or any governmental agency of any applicable jurisdiction.

8.	Each of the Issuer and its subsidiaries has obtained all necessary licences, permissions, authorisations, consents and exemptions from any person, authority or body for the proper carrying on of its business and all such licences, permissions, authorisations, consents and exemptions are in full force and effect and there are no circumstances (including the issue of the Note as provided in this Agreement) which may lead to any of such licences, permissions, authorisations, consents or exemptions being revoked or not being renewed in whole or in part.

9.	Each of the Issuer and its subsidiaries has kept and duly made up all minutes books, registers and records and these and all other deeds and documents (properly stamped where necessary) belonging to or which ought to be in the possession of the Company are in its possession or control.

10.	All the accounts, books, ledgers, financial and other records of whatsoever kind of the the Issuer and its subsidiaries are in its possession or control; have been fully, properly and accurately kept and completed up to date; do not contain any material inaccuracies and discrepancies of any kind and give and reflect a true and fair view of all its transactions, and its financial, contractual and trading positions.

11.	No order has been made or resolution passed for the winding up of the Issuer or its subsidiaries and there is not outstanding (i) any petition for the winding up of Issuer or its subsidiaries; (ii) any receivership of the whole or any part of the undertaking or assets of Issuer or its subsidiaries; (iii) any petition or order for the administration of Issuer or its subsidiaries; or any voluntary arrangement between any of Issuer or its subsidiaries and any of their creditors.

SCHEDULE 3

Instrument

execution page

Subscriber

SIGNED by	)
)
duly authorised for and on behalf of	)
MIGHTY STAGE LIMITED	)
in the presence of:-)
)
Issuer

SIGNED by	)
)
duly authorised for and on behalf of	)
OUI GLOBAL	)
in the presence of:-)
)